Exhibit 99.2

LMP Automotive Holdings, Inc. Announces the Acquisition of a 75% Interest in a Southeast Toyota Franchise Dealership

•	Expands LMP’s e-commerce, subscription sales and fufillment in the Southeast market, one of the nation’s most desirable markets
•	Strong, stable margins, generates approximately $100 million in annual revenue
•	Expected to be accretive to 2021 earnings by $.36 per share in 2021 and inclusive of synergies by $.40 per share
•	Year 1 ROIC expected to be well above cost of capital
•	The acquisition is expected to close in the first half of Q4 2020 funded through a combination of LMP’s balance sheet and financing

PLANTATION, FL / GLOBE NEWSWIRE /July 17, 2020/ LMP Automotive Holdings, Inc. (NASDAQ:LMPX) (the "Company" or “LMP”), an e-commerce and facilities-based platform for consumers who desire to buy, sell, subscribe for or finance pre-owned and new automobiles, today announced the acquisition of a 75% interest in a Southeast Toyota Franchise Dealership.

Brian Finnegan, the Company’s Executive Manager in charge of franchise dealership management stated,

“It’s LMP’s vision to continue the legacy of the dealer and it’s online presence while providing our e-commerce solutions and offerings, financial strength, business acumen and sophistication of LMP to help grow the business.”

Sam Tawfik, the Company's Chairman and Chief Executive Officer stated,

“We at LMP are extremely excited to expand our dealership footprint which is in line with our hybrid e-commerce strategy. We are looking forward to enabling our subscription and e-commerce technology over this dealer platform in order to further expand upon its historical success.”

Mr. Tawfik also added,

“We are also focused on adding additional executive management as our current pipeline of potential franchise dealership group acquisitions is growing.”

About LMP Automotive Holdings, Inc. – “Buy, Subscribe, Sell and Repeat.”

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) describes its business model as “Buy, Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Subscribe” to our customers by allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile. Our subscription plans offer the flexibility to upgrade your vehicle to a more premium model or downgrade for a lesser cost model when you like. We “Sell” our inventory, including automobiles previously included in our subscription programs, to customers as well, and then we “Repeat” the whole process.

Media Contact:

John Mattio

President and Founder

Lamnia International

(203) 885-1058

jmattio@lamniacom.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.